FIRST CHOICE HEALTHCARE COMPLETES $2 MILLION

STRATEGIC FINANCING WITH HILLAIR CAPITAL INVESTMENTS

MELBOURNE, FL – (MarketWired) – November 13, 2013 – First Choice Healthcare Solutions, Inc. (OTCQB:FCHS) (“FCHS”), a diversified holding company focused on delivering clinically superior, patient-centric, multi-specialty care through state-of-the-art medical centers of excellence, today announced that it has raised $2 million in gross proceeds through the sale of a Convertible Debenture to micro-cap institutional investment firm Hillair Capital Investments L.P.

Proceeds from the non-brokered private placement will be used to support current expansion initiatives, including the build-out of a fully equipped, state-of-the-art orthopedic rehabilitative care center in the Company’s flagship medical center of excellence in Melbourne, Florida, as well as the hiring of additional physicians and care specialists to support the rapid growth that First Choice Medical Group has been experiencing. In addition, proceeds will be invested in certain products, services and strategies that can be efficiently scaled and leveraged to support the replication of FCHS’ medical center of excellence in other target geographical markets in the southeastern U.S.

Commenting on the financing, Chris Romandetti, Chairman, President and CEO of FCHS, stated, “We are delighted to welcome Hillair to First Choice’s growing list of valued partners, and believe that its investment in our Company represents a strong vote of confidence in our exciting business model and our future growth prospects.”

For further details relating to the terms and conditions of the private placement, please refer to the Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission. The securities offered in the private placement have not been registered under the Securities Act of 1933 (“the “Securities Act”), as amended, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors.

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company where such offer, solicitation or sale would be unlawful prior to the registration or qualification under applicable securities laws.

About First Choice Healthcare Solutions, Inc.

Headquartered in Melbourne, Florida, First Choice Healthcare Solutions (FCHS) is actively engaged in owning and operating multi-specialty medical centers of excellence throughout the southeastern U.S., which are distinguished as premier destinations for clinically superior, patient-centric care. Through its wholly owned subsidiary FCID Medical, Inc., the Company operates its flagship center, First Choice Medical Group, which specializes in the delivery of musculoskeletal medicine and rehabilitative care. FCHS’ commercial real estate interests, which house its medical centers of excellence, are managed by its wholly owned subsidiary, FCID Holdings, Inc. For more information, please visit www.myfchs.com or www.myfcmg.com.

Safe Harbor Statement

Certain information set forth in this news announcement may contain forward-looking statements that involve substantial known and unknown risks and uncertainties. These forward-looking statements are subject to numerous risks and uncertainties, certain of which are beyond the control of First Choice Healthcare Solutions, Inc. Such forward-looking statements are based on current expectations, estimates and projections about our industry, management beliefs and certain assumptions made by our management. Readers are cautioned that the assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements. Information concerning factors that could cause the Company's actual results to differ materially from those contained in these forward-looking statements can be found in the Company's periodic reports on Form 10-K and Form 10-Q, and in its Current Reports on Form 8-K, filed with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise to reflect future events or circumstances or reflect the occurrence of unanticipated events.

For additional information, please contact:

Hanover|Elite

Kathy Addison, Chief Operating Officer

Phone: 407-585-1080 | Email: FCHS@hanoverelite.com

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